PROMISSORY NOTE
                           (Invoice Funding Facility)

$600,000.00                                                     January 22, 2004

         FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, CHRISTENSON VELAGIO, INC., an Oregon corporation ("Maker"), hereby promises to pay to the order of DESTINATION CAPITAL, LLC, an Oregon limited liability company ("Holder"), at 1631 NW Thurman Street, Ste. 400, Portland OR 97209, or such other address as may be designated by Holder, the sum of $600,000.00 or such amounts as are actually advanced by Holder and are outstanding hereunder, together with interest thereon as specified herein, until paid as provided below in this Note.

         1. RELATED AGREEMENT. This Note evidences the indebtedness owed by Maker to Holder as a result of advances, which are considered loans and not a sale of Accounts, made or to be made pursuant to that certain Contract of Sale and Security Agreement of even date herewith (the "Credit Agreement").

         2.       PAYMENT.

                  2.1      TERMS.

                           (a)      Interest shall be paid to Maker in the form
of the fee referenced in paragraph 33 of the Credit Agreement and at the time specified therein. The principal balance of this Note shall be paid periodically as set forth in the Credit Agreement.

                           (b)      The entire unpaid balance of this Note,
together with accrued and unpaid interest, shall be paid in full on or before July 22, 2004 or upon earlier acceleration as provided in the Credit Agreement or this Note.

                  2.2 PREPAYMENT; ACCELERATION. All or any part of the principal balance of this Note and all accrued but unpaid interest thereon (if any) may be prepaid by Maker at any time without penalty. The unpaid principal balance of this Note, together with accrued and unpaid interest, shall be paid in full upon the sale or transfer by merger (excluding a parent-subsidiary merger) of all or substantially all of the assets or stock of Maker.

                  2.3 PLACE AND TIME OF PAYMENT. All payments specified in this Note shall be deemed made when actually received at the address listed above or at such address or place as Holder may from time to time designate, and shall be made without setoff and without prior notice or demand.

                  2.4 FORM AND APPLICATION OF PAYMENTS. All payments shall be in lawful money of the United States of America. Payments shall be applied as follows: first, to all amounts due hereunder other than principal or interest; second, to the payment of accrued interest, if any; and third, to the reduction of principal of this Note.








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         3.       SECURITY. This Note and the obligations to Holder under this
Note are secured by a security interest in Maker's assets which is junior and subordinate to the security interest previously granted by Maker in favor of CAPCO Financial Company.

         4. DEFAULT. Time is of the essence of this Note. A default shall occur if:

                  4.1 Maker fails to make any payment under this Note or the Credit Agreement within five (5) days after notice from Holder;

                  4.2 Maker fails to perform any other obligation contained in this Note within five (5) business days after notice from Holder specifying the nature of the default;

                  4.3 Maker is in default under or is in breach of the Credit Agreement (other than a default in payment) and such default or breach is not cured within five (5) business days after notice from Holder specifying the nature of the default; or

                  4.4 A receiver is appointed to take possession of all or a substantial part of Maker's properties, Maker makes an assignment for the benefit of creditors or files a voluntary petition in bankruptcy, or Maker is the subject of an involuntary petition in bankruptcy which is not dismissed within thirty (30) days.

         5. REMEDIES. In the event of a default, Holder may take any one or more of the following steps:

                  5.1 ACCELERATION. Declare the entire unpaid principal balance of the debt evidenced by this Note, and all accrued interest thereon and all other costs and expenses evidenced by this Note, to be immediately due and payable.

                  5.2 OTHER REMEDIES. Pursue any other right or remedy provided in this Note, in the Credit Agreement, or as otherwise allowed by law. Holder may pursue any such rights or remedies singly, together or successively. Exercise of any such right or remedy shall not be deemed an election of remedies. Failure to exercise any right or remedy shall not be deemed a waiver of any existing or subsequent default, nor a waiver of any such right or remedy.

         6. ATTORNEY FEES AND COLLECTION COSTS. Maker agrees to pay all costs of collection of this Note, including reasonable attorney fees, whether or not litigation is actually commenced. In the event litigation is commenced by a party to this Note to enforce or interpret any provision of this Note, or to collect any amount due under this Note, the prevailing party in such litigation shall be entitled to receive, in addition to all other sums and relief, its reasonable costs and attorney fees, incurred both at and in preparation for trial and any appeal or review, such amount to be set by the court(s) before which the matter is heard. Holder shall be entitled to any attorney fees and costs that may be incurred by the holder hereof in the collection or enforcement of this Note in the United States Bankruptcy Court.

         7. AMENDMENT. This Note may not be amended, modified or changed, nor shall any provision of this Note be deemed waived, except only by an instrument in writing signed by the party against whom enforcement of any such waiver, amendment, change or modification is sought.

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         8.       WAIVERS.

                  8.1 GENERAL WAIVERS. Except as specifically provided herein and as prohibited by applicable law, Maker waives any right to require Holder (a) to make any presentment, protest, demand, or notice of any kind, including notice of any nonpayment of the Note or of any nonpayment related to any collateral, or notice of any action or nonaction on the part of Maker, Holder, any surety, endorser, or any other reason in connection with the Note or in connection with the creation of new or additional loans or obligations; (b) to resort for payment or to proceed directly or at once against any person; (c) to proceed directly against or exhaust any collateral held by Holder from Maker, or any other person; (d) to give notice of the terms, time, and place of any public or private sale of personal or real property security held by Holder from Maker or to comply with any other applicable provisions of the Uniform Commercial Code; (e) to pursue any other remedy within Holder's power; or (f) to commit any act or omission of any kind, or at any time, with respect to any matter whatsoever.

                  8.2 WAIVER OF DEFENSES. Maker also waives any and all rights or defenses arising by reason of (a) any "one action" or "anti-deficiency" law or any other law which may prevent Holder from bringing any action, including a claim or deficiency, against Maker, before or after Holder's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale; (b) any election of remedies by Holder which destroys or otherwise adversely affects Maker's subrogation rights, if any, including any loss of rights Maker may suffer by reason of any law limiting, qualifying, or discharging the Note; (c) any disability or other defense of Maker, or of any other person, or by reason of the cessation of Maker's liability from any cause whatsoever, other than payment in full in legal tender, of the Note; and (d) any right to claim discharge of the Note on the basis of unjustified impairment of any collateral for the Note.

         9. BINDING AGREEMENT. This Note shall be binding upon the successors and permitted assigns of Maker, and shall inure to the benefit of Holder and his successors and assigns.

         10. GOVERNING LAW. This Note has been executed under and shall be construed and enforced in accordance with the laws of the state of Oregon. Maker consents to personal jurisdiction in Oregon and agrees that in any suit or action hereon venue will lie in Multnomah County, Oregon.

         11. INTERPRETATION. In the event of any conflict between the terms of this Note and the terms of the Credit Agreement, the terms of the Credit Agreement shall control.













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         12.      STATUTORY NOTICE. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES,
AND COMMITMENTS MADE BY DESTINATION CAPITAL AFTER OCTOBER 3, 1989, CONCERNING LOANS AND OTHER CREDIT EXTENSIONS THAT ARE NOT FOR PERSONAL, FAMILY, OR
HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE, MUST BE IN WRITING, EXPRESS CONSIDERATION, AND BE SIGNED BY DESTINATION CAPITAL TO BE ENFORCEABLE.

                                       CHRISTENSON VELAGIO, INC.



                                       By: /s/ STEVEN M. WRIGHT
                                          --------------------------------------
                                       Title:  President and CEO












































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